Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
REPORTS FIRST QUARTER 2017 RESULTS

New York, NY - April 26, 2017 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today reported financial results for its first quarter ended March 31, 2017.
First Quarter Results

•	Total member count increased 7,000 to 551,000 during Q1 2017 compared to an increase of 12,000 in Q1 2016.

•	Membership monthly attrition averaged 3.9% per month in Q1 2017 compared to 3.5% per month in Q1 2016.

•	Q1 2017 net loss was $2.9 million, or $0.11 loss per share, compared with Q1 2016 net loss of $6.9 million, or $0.28 loss per share.

•	Adjusted EBITDA was $10.7 million in Q1 2017, an increase of 35.3% compared to Adjusted EBITDA of $7.9 million in Q1 2016 (refer to the reconciliation at the end of this earnings release).

Patrick Walsh, Chairman and Chief Executive Officer of TSI, commented: “We continue to experience Adjusted EBITDA growth compared to the prior year and our comparable club revenue turned positive for the first time since 2012 with a 0.7% increase. Additionally, we are excited to open the Company’s new flagship location at Astor Place in New York City in May and continue to look for other acquisition opportunities.”
Total revenue for Q1 2017 decreased to $99.1 million compared to $101.3 million for Q1 2016, primarily related to the impact of club closures as well as declines in initiation and processing fees, personal training revenue and other ancillary club revenue. The revenue decrease was partially offset by an increase in membership dues.

Q1 2017 vs. Q1 2016
(in millions)
Membership dues	$75.5 vs. $74.5 (up 1.3%)
Initiation and processing fees	$1.0 vs. $2.0 (down 51.7%)
Personal training revenue	$16.5 vs. $17.9 (down 7.7%)
Other ancillary club revenue	$4.7 vs. $5.4 (down 12.6%)
Total operating expenses for Q1 2017 was $99.2 million compared to $105.1 million for Q1 2016, primarily reflecting the impact of club closures and results of our cost-savings initiatives, which included payroll savings, decreased marketing spend, savings from lower utilities usage, as well as savings in General and administrative expenses.

Q1 2017 vs. Q1 2016
(in millions)
Payroll and related	$37.4 vs. $39.4 (down 5.1%)
Club operating	$45.2 vs. $47.6 (down 5.2%)
General and administrative	$6.3 vs. $6.9 (down 7.8%)
Total cash and total debt as of March 31, 2017 was $59.9 million and $201.5 million, respectively, and total cash and total debt as of December 31, 2016 was $45.6 million and $202.0 million.

Forward-Looking Statements:
This release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding future financial results and performance, potential sales revenue, potential club closures, results of cost-savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could,” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the success of our pricing strategy, the geographic concentration of the Company’s clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is one of the leading owners and operators of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 149 fitness clubs as of March 31, 2017, comprising 101 New York Sports Clubs, 28 Boston Sports Clubs, 12 Washington Sports Clubs (one of which is partly-owned), five Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 551,000 members as of March 31, 2017. For more information on TSI, including the Company's Form 10-Q for the quarterly period ended March 31, 2017, visit http://investor.mysportsclubs.com.
Until further notice, the Company will not be hosting conference calls to discuss quarterly results. The Company intends to continue to issue press releases reporting quarterly and annual earnings.
From time to time the Company may use its website as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://investor.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling through the “Email Alerts” section at http://investor.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(917) 765-9974
Investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2017 and December 31, 2016
(All figures in thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$59,872	$45,596
Accounts receivable, net	949	1,221
Inventory	324	238
Prepaid corporate income taxes	1,738	1,505
Prepaid expenses and other current assets	8,007	10,274
Total current assets	70,890	58,834
Fixed assets, net	162,720	170,580
Goodwill	1,027	1,008
Intangible assets, net	130	135
Deferred membership costs	1,134	1,092
Other assets	3,384	4,229
Total assets	$239,285	$235,878
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$2,082	$2,082
Accounts payable	2,576	2,477
Accrued expenses	27,907	25,907
Accrued interest	93	119
Deferred revenue	38,851	34,572
Total current liabilities	71,509	65,157
Long-term debt	194,541	194,743
Deferred lease liabilities	49,401	49,660
Deferred tax liabilities	61	61
Deferred revenue	566	440
Other liabilities	10,619	11,487
Total liabilities	326,697	321,548
Stockholders’ deficit:
Common stock	25	24
Additional paid-in capital	(5,540)	(6,261)
Accumulated other comprehensive income (loss)	302	(168)
Accumulated deficit	(82,199)	(79,265)
Total stockholders’ deficit	(87,412)	(85,670)
Total liabilities and stockholders’ deficit	$239,285	$235,878

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2017 and 2016
(All figures in thousands except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Club operations	$97,671	$99,806
Fees and other	1,409	1,539
	99,080	101,345
Operating Expenses:
Payroll and related	37,385	39,386
Club operating	45,174	47,630
General and administrative	6,330	6,866
Depreciation and amortization	10,309	11,185
	99,198	105,067
Operating loss	(118)	(3,722)
Interest expense	3,108	4,077
Equity in the earnings of investees and rental income	(92)	(57)
Loss before benefit for corporate income taxes	(3,134)	(7,742)
Benefit for corporate income taxes	(199)	(817)
Net loss	$(2,935)	$(6,925)

Basic and diluted loss per share	$(0.11)	$(0.28)

Weighted average number of shares used in calculating loss per share	26,610,215	25,072,716

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
For the Three Months Ended March 31, 2017 and 2016
(All figures in thousands)
(Unaudited)

	Quarter Ended March 31,
	2017	2016
Net loss	$(2,935)	$(6,925)
Interest expense, net of interest income	3,108	4,077
Benefit for corporate income taxes	(199)	(817)
Depreciation and amortization	10,309	11,185
EBITDA	10,283	7,520
Separation expense related to headcount reductions and former Executive Officers	151	278
Net costs related to closing clubs and other cost-savings initiatives	315	145
Adjusted EBITDA	$10,749	$7,943
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) plus interest expense (net of interest income), provision (benefit) for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, gain (loss) on extinguishment of debt, net occupancy gain (loss) related to closing clubs and other cost-savings initiatives and separation expense related to headcount reductions and former Executive Officers. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2013 Senior Credit Facility, as amended.

•
Our discussions with prospective lenders and investors in recent years, including in relation to our 2013 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•	The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it provides a performance measure to assess results without regard to capital structure and taxes.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.
Adjusted EBITDA has similar uses and limitations as EBITDA. We have excluded additional items in the calculation of Adjusted EBITDA because management believes that this metric is useful in making period to period comparisons of our performance. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.